Exhibit 10.14
TRANSLATION FOR REFERENCE ONLY

BUILDING PURCHASE AGREEMENT

By and Between
Dalian Haihui Sci-Tech Co., Ltd.
and
Dalian Borui Information and Technology Co., Ltd.
January 23, 2008
Building Purchase Agreement

TRANSLATION FOR REFERENCE ONLY
This Building Purchase Agreement (hereinafter, this “Agreement”) is entered into by and between the following parties on January 23, 2008:
Seller: Dalian Haihui Sci-Tech Co., Ltd. (hereinafter, “Seller”)
Registered Address: 35 Lixian Street, Dalian City, PRC
Purchaser: Dalian Borui Information and Technology Co., Ltd. (hereinafter, “Purchaser”)
Registered Address: 35 Lixian Street, Dalian City, PRC
In this Agreement, Seller and Purchaser are collectively referred to as the “Parties”, individually as a “Party”.
WHEREAS, Seller owns the title of a building located at 35 Lixian Street, High-Tech Industrial Zone, Dalian City (Building Ownership Certificate Serial Number: Da Fang Quan Zheng Gao Zi No. 20020213) (hereinafter, the “Building”);
WHEREAS, Seller agrees to sell to Purchaser, designated by Mr. Yuanming Li, the entire building located at 35 Lixian Street, High-Tech Industrial Zone, Dalian City, PRC owns by it, and Purchaser agrees to purchase such Building pursuant to a Binding Memorandum of Understanding, dated as of September 30, 2007, entered into by and among Seller, Yuanming Li (the actual controller of Purchaser), HiSoft Technology (Dalian) Co., Ltd. (hereinafter, the “WFOE”) and HiSoft Technology International Limited (the “Memorandum”).
THEREFORE, in accordance with the provisions under PRC Contract Law, PRC Urban Real Estate Administration Law and other relevant laws and regulations, and on the basis of equality, voluntariness, impartiality and mutual agreement, Seller and Purchaser have agreed as follows on the purchase of the Building:
1. General Status of Building
1.1	The address of the Building to be sold by Seller is: 35 Lixian Street, High-Tech Industrial Zone, Dalian City. The building in which such Building is located has five (5) floors (five (5) floors above ground) and the total building area of such Building is 4387.32 square meters.

1.2	The planned usage of such Building is: office building.
2. Ownership of Building
2.1	The Building Ownership Certificate Serial No. of such Building is: Da Fang Quan Zheng Gao Zi No. 20020213 and the issuing entity is: Real Estate Bureau of Dalian High-Tech Industrial Zone.

2.2	Land Use Status
Building Purchase Agreement

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The State-owned land use right occupied by such Building is obtained by way of land grant. The Land Use Certificate serial No. is: Da Guo Yong (2006) No. 05048 and the issuing entity is: State-owned Land Resources and Real Estate Bureau of Dalian City.
For the purpose of the transfer of ownership of the Building under this Agreement, the Parties entered into a Land Use Right Transfer Agreement (hereinafter, the “Land Use Right Transfer Agreement”) on the date hereof, which specifies the transfer of the land use right (with respect to the land to which the Building is attached) from Seller to Purchaser.
3. Purchase Price
3.1	The Parties agree that the purchase price of the Building is calculated at two thousand and thirty three yuan and seventy eight cents per square meter (RMB2,033.78/square meter), and the total purchase price is eight million nine hundred and twenty two thousand eight hundred and twenty six yuan (RMB8,922,826) (hereinafter, the “Purchase Price”).

3.2	The building area of the Building shall be determined according to the building area specified on the Building Ownership Certificate. If the actual area is not consistent with the area specified on the Building Ownership Certificate, the building area specified on the Building Ownership Certificate shall prevail.
4. Payment of Purchase Price
Purchaser shall pay Seller the Purchase Price in full within thirty (30) days after the signing date of this Agreement or on a date otherwise agreed to by the Parties. Purchaser shall fully pay the Purchase Price of the Building to an account designated by Seller. The Parties agree that Purchaser will entrust the WFOE to pay such Purchase Price to Seller.
5. Ownership of Building and Specific Circumstance
5.1	Prior to the signing of this Agreement, Seller has shown Purchaser the Building Ownership Certificate and other relevant certificates and certification documents. Seller is entitled to transfer the Building under this Agreement.

5.2	All heat supply, water, electricity and telecommunication expenses occurred prior to the Closing Date of the Building shall be borne by Seller and expenses occurred after the Closing Date (inclusive) shall be borne by Purchaser.
6. Transfer of Ownership and Closing Date
6.1	Within five (5) working days after (1) the date on which Purchaser fully pays the Purchase Price into the account designated by Seller, or (2) the date on which both Purchaser and Seller have obtained documents required for the registration of ownership (whichever occurs later), the Parties shall together proceed to register the transfer of the Building
Building Purchase Agreement

TRANSLATION FOR REFERENCE ONLY
Ownership Certificate of Building at the registration authority for real estate ownership transaction, and pay all taxes required for the registration of the Building Ownership Certificate pursuant to this Agreement.
6.2	The Parties shall actively cooperate with each other in the process of registering of the transfer of the Building Ownership Certificate of the Building in order to complete the registration of transfer and obtain the new Building Ownership Certificate as soon as possible.

6.3	The transfer of the Building under this Agreement shall be completed upon fulfillment of the followings (hereinafter, the “Closing”): (1) the Building has been registered under the name of Purchaser and a Building Ownership Certificate is issued in the name of Purchaser; (2) Purchaser has not breached any provisions under the Memorandum; (3) Purchaser has not breached any provisions under this Agreement and the Land Use Right Transfer Agreement. The date on which the Closing occurs is the “Closing Date”.

6.4	In the event that the transfer of the Building is terminated under certain termination condition before the registration of the transfer of the Building is completed, the Parties shall together proceed to revoke or terminate the application procedures for the registration of the transfer of the Building.

6.5	The registration of the transfer of the land use right certificate corresponding to the Building shall be processed by Purchaser after the completion of registration of the transfer of the Building pursuant to the Land Use Right Transfer Agreement.
7. Delivery of Building
7.1	Seller shall deliver the Building together with its existing decorations to Purchaser on the Closing Date.

7.2	Purchaser hereby confirms that it has conducted inspection on the Building prior to the signing of this Agreement and has fully accepted its current status of usage, physical condition, status, decoration, building structure and ancillary facilities. Purchaser hereby confirms that it will not raise any claims against Seller or propose to reduce the Purchase Price or cancel or terminate the Building transfer arrangement under this Agreement due to the legal defects or physical defects (if any) of the Building.

7.3	On the Closing Date, Seller shall deliver the Building along with all of its existing decorations to Purchaser; the delivery shall be consistent with the principles of reasonable use and normal wear from the signing date of this Agreement to the Closing Date. On the last working day prior to the Closing Date, Purchaser shall confirm the inspection and acceptance for delivery with respect to the Building and shall jointly sign the acceptance and handover document with Seller, the form and substance of which shall be satisfactory to Seller. If Purchaser does not confirm the inspection and acceptance with respect to the
Building Purchase Agreement

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Building and its decorations on the Closing Date or jointly sign the acceptance and handover document with Seller, the Building shall be deemed to have been actually delivered for the occupation of Purchaser and fully accepted by Purchaser.
7.4	The following procedures shall be performed upon delivery of the Building:
(1)	Seller and Purchaser shall together conduct the inspection and acceptance check on the Building and record the reading on the water, electricity and gas meters;

(2)	Deliver the key of such Building.
7.5	All risk obligations with respect to the Building shall be shifted from Seller to Purchaser as from the Closing Date.
8. Breach Liability
If Seller and Purchaser fail to perform other obligations respectively pursuant to the provisions of this Agreement, including without limitation (i) the registration of the transfer of the ownership, the Closing and delivery of the Building, and (ii) the payment of relevant taxes in accordance with laws, regulations and this Agreement, the non-breaching Party is entitled to request the breaching Party to indemnify the losses incurred from such breach. For the avoidance of doubt, the maximum amount of indemnification of a Party to the other Party shall be twenty percent (20%) of the total Purchase Price in the circumstances of breach provided under the foregoing sentence.
9. Provisions in Relation to Taxes and Expenses
9.1	In the process of performing this Agreement, all payable taxes of each Party in relation to the transfer of the Building under this Agreement shall be borne by such Party respectively according to the State and relevant regulations of Dalian City. In the event of failure or delay to register the transfer of the Building Ownership Certificate of the Building due to the failure of a Party to fully pay relevant taxes, then such breaching Party shall assume corresponding obligations pursuant to relevant provisions of this Agreement.

9.2	With respect to taxes not specified in this Agreement or new taxes arising in the process of performing this Agreement due to policy reasons, such taxes shall be borne by the Party with the payment obligation as specified by the policy; if the policy has not specified the Party with payment obligation, then each Parties shall each bear 50% of the taxes.
10. Termination or Rescission
10.1	Both Parties confirm that the signing and performance of this Agreement are in accordance with the Memorandum. Each Party hereby confirms that it is fully aware of and fully understands the content of the Memorandum, and agrees that the non-breaching Party may immediately request for the suspension or early termination of the Building transfer arrangement under this Agreement if there occurs any breach of the Memorandum in any
Building Purchase Agreement

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aspect.
10.2	Unless otherwise provided by this Agreement, this Agreement shall be terminated or rescinded according to the following provisions under any of the following circumstances:
(1)	A written agreement has been reached by both Parties to terminate this Agreement;

(2)	Any Party has a material breach of any covenants, agreements, articles or conditions of this Agreement, which lasts for fifteen (15) days after the other Party has issued a written notice, and fails to be rectify the breach within such period. The non-breaching Party may terminate this Agreement under such circumstance;

(3)	If the occurrence of force majeure events results in the failure of any Party to perform its responsibility or obligation under this Agreement for over thirty (30) days, any of the Parties is entitled to terminate this Agreement;

(4)	If, as of March 31, 2008, any of the transactions contemplated under the Memorandum, including the Building transfer arrangement under this Agreement has not been completed, then this Agreement will be automatically rescinded unless (i) both Parties to this Agreement have otherwise entered into a unanimous agreement in writing, (ii) it is otherwise explicitly provided in the Memorandum, or (iii) the Parties of the Memorandum agree in writing to continue the Building transfer arrangement under this Agreement. If this Agreement is terminated according to the foregoing, the Parties agree to take all necessary actions to cancel and revoke all completed or ongoing transactions.
10.3	Upon termination of this Agreement, none of the Parties shall bear any further obligations to the other Party under this Agreement, but subject to Article 10.2 thereof and the followings:
(1)	The termination shall not relieve any Party from any breach liability;

(2)	The termination shall not relieve the obligation to be carried out after the termination of this Agreement pursuant to such article;

(3)	The termination shall not relieve any Party from any obligation or liability occurred prior to or in connection with such termination.
11. Confidentiality
Unless the Parties otherwise agree in writing, none of the Parties shall, directly or indirectly, disclose to a third party or allow other parties to disclose to a third party the following information: (i) the existence of this Agreement and its contents, or negotiation conducted in relation to the transaction contemplated under this Agreement, (ii) any articles, conditions of this Agreement, or any aspects of the transaction contemplated in this Agreement; or (iii) the performance status of this Agreement; except for (a) disclosure to the adviser, proxy, shareholder, limited partner, director or management personnel of a Party; (b) disclosure to such financial agency or bank whose consent or financing is required for the transaction contemplated under this Agreement; (c) disclosure to the Parties’ respective shareholders; (d) disclosure required by judicial, administrative procedures or other compulsory legal requirements; and (e) disclosure to the governmental authority, regulatory authority or stock
Building Purchase Agreement

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exchange that has jurisdiction over a Party (or its parent company) or the transaction contemplated in this Agreement.
12. Force Majeure
12.1	With respect to the delay in or impossibility of the performance of any obligations of a Party under this Agreement due to a force majeure event, such Party shall not be deemed to have breached this Agreement or assume liabilities for any loss or damage. A force majeure event means an event that is unforeseeable to, and impossible to be reasonably controlled by, the Party affected, and will hinder or restrain the due performance of this Agreement directly or indirectly, including without limitations:
(1)	war or hostile action; and/or

(2)	earthquake, flood, typhoon, fire or other natural disasters.
12.2	If any force majeure event occurs, the Party affected shall notify the other Party in writing within fifteen (15) days and shall use its reasonable efforts to resume the performance of the Agreement as soon as possible after the force majeure event ceases. If the force majeure event ceases, the period of performance of the Party affected shall be extended for a period equivalent to the time lost due to the delay of performance. Such loss of time shall, depending on the situation, be made up by speeding up the performance.

12.3	The Parties’ respective obligations under this Agreement shall be suspended during the existence of any of the foregoing events. None of the Parties shall raise any claims against the other Party with respect to any damage, indemnification and whatsoever loss arising out of or attributed to, directly or indirectly, the foregoing events.
13. Notices
13.1	Notices to Purchaser and Seller shall be delivered to the following addresses respectively by facsimile, in person or by mail:

If to Seller
To:	Dalian Haihui Sci-Tech Co., Ltd.
To be handed over by:	HiSoft Technology (Dalian) Co., Ltd.
Recipient:	Wei Zhang
Postal address:	35 Lixian Street, High-Tech Industrial Zone, Dalian City, PRC 116023
Facsimile:	0411-84791350

If to Purchaser

To:	Dalian Borui Information and Technology Co., Ltd.
Building Purchase Agreement

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Recipient:	Yuanming Li
Postal address:	35 Lixian Street, High-Tech Industrial Zone, Dalian City, PRC 116023
Facsimile:	0411-84792822
13.2	If any Party intends to change the postal address thereof, such Party shall inform the other Party of the new postal address in fifteen (15) days prior to such change.

13.3	If the notices or other communications thereof are sent by facsimile, they shall be deemed delivered upon sending if sent by facsimile, upon delivery if personally delivered, and three (3) days after mailing if sent by mail.
14. Dispute Resolution
Any dispute or controversy in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration conducted in Beijing in accordance with the then effective arbitration rules of CIETAC. The arbitration tribunal shall consist of three (3) arbitrators familiar with the applicable corporate and commercial legal affairs, among whom one (1) arbitrator shall be appointed by Seller, one (1) arbitrator shall be appointed by Purchaser, and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by the Parties pursuant to applicable CIETAC rules. The arbitration award shall be final and binding upon both Parties.
15. Miscellaneous
15.1	This Agreement shall come into effect upon signing by both Parties.

15.2	This Agreement is signed in five (5) counterparts and each Party shall hold two (2) copies. One (1) copy shall be delivered to the registration authority for real estate ownership transaction. For the purpose of completing relevant registration procedures regarding the transfer of the Building under this Agreement, the Parties may prepare original copies in addition to the aforesaid originals.

15.3	The Parties may enter into any supplementary agreement with respect to any matters not specified in this Agreement, provided that it does not contradict the Memorandum, this Agreement or any PRC laws and regulations. The supplementary agreements and appendixes of this Agreement constitute part of this Agreement and are equally binding as this Agreement.

15.4	None of the Parties shall transfer or attempt to transfer any of its rights or obligations under this Agreement without prior consent from the other Party; however, Purchaser is entitled to transfer any of its rights under this Agreement to a third party designated by it. Under such circumstance, Seller agrees to directly register the Building under the name of the third party designated by Purchaser.
Building Purchase Agreement

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15.5	If any provision of this Agreement is invalid, illegal or unenforceable, other provisions in this Agreement shall nevertheless remain in force.

15.6	This Agreement and the Memorandum have constituted the entire agreement between both Parties regarding the transfer of the Building. Any intention, understanding previously expressed and any negotiation, statement, warranty, undertaking or covenant previously made (whether explicit or implied, in writing or oral) by a Party or its proxy to another Party or its proxy for the purpose of this transaction shall be replaced by this Agreement and the Memorandum.

15.7	The failure of any Party to request the other Party to perform any provisions under this Agreement at any time will not affect its right to request the other Party to perform such provision at any time thereafter. The failure of any Party to claim against the other Party’s breach of any provisions under this Agreement does not constitute a waiver of its rights to claim against the other Party with respect to the breach of such provisions or other provisions.

15.8	Any rights, powers and remedies granted to the Parties by any provisions in this Agreement shall not preclude the of the Parties from any other rights, powers and remedies pursuant to laws and regulations and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude the exercise of the other rights, powers and remedies enjoyed by such Party.
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Building Purchase Agreement

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[Execution Page]
IN WITNESS WHEREOF, the following Parties have caused this Building Purchase Agreement to be signed as of the date first written above by their respective representatives thereunto duly authorized.

Dalian Haihui Sci-Tech Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Jiuchang Wang
	Name:	Jiuchang Wang
	Title:	Authorized Representative

Dalian Borui Information and Technology Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Yuanming Li
	Name:	Yuanming Li
	Title:	Legal Representative

Building Purchase Agreement